Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Worlds Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas Kidrin, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

WORLDS INC
(Registrant)

Date: May 15, 2023	By:/s/ Thomas Kidrin
Thomas Kidrin
Chief Executive Officer